                                                                     EXHIBIT 3.3

                            Private and Confidential

                          THE COMPANIES LAW, 5759 -1999

                           A COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                             XACCT TECHNOLOGIES LTD.











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                      Articles of Association October 2000




                                THE COMPANIES LAW

                                        A

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                             XACCT TECHNOLOGIES LTD.

      (Amended Articles of Association effective as of [October] ___, 2000)



1. The following regulations shall, subject to repeal, addition and alteration as provided by the Companies Law (as defined in Article 2 below) or these Articles (as defined in Article 2 below), are the regulations of the Company (as defined in Article 2 below).

                                   DEFINITIONS

2. In these Articles, if not inconsistent with the context, the words standing in the first column of the following table shall bear the meanings set opposite them respectively in the second column.

     WORDS                              MEANINGS

     Applicable Laws                    Each of: (A) the Companies Law, the
                                        Ordinance, the Securities Law and other
                                        Israeli laws, rules and regulations that may be applicable to the Company from time to time; and (B) to the extent permissible under (A) the applicable
                                        U.S. federal and state securities laws,
                                        as amended and rules and/or regulations
                                        promulgated pursuant thereto and the
                                        rules and regulations of any stock
                                        exchange or quotation system on which
                                        the Company's shares are quoted or
                                        listed;

     Articles These Articles of Association as may be amended from time to time as provided for herein;

     Audit Committee                    Carrying the meaning as ascribed to such
                                        term in the Companies Law;


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     Auditors                           The Company auditors from time to time;

     Board                              The Board of Directors of the Company;

     Business Day                       Sunday  to  Thursday  inclusive  with
                                        the exception of holidays and official
                                        days of rest in the State of Israel;

     The Chairman                       The Chairman of the Board of Directors;

     The Company                        XACCT Technologies Ltd.;

     The Companies Law                  The Israeli Companies Law, 5759 - 1999,
                                        and all regulations and orders
                                        promulgated pursuant thereto as may be
                                        amended from time to time;

     Director(s)                        A member or members of the Board
                                        appointed in accordance with these
                                        Articles holding office at any one time;

     Ex-Officio Director                The  President  and CEO of the Company
                                        from time to time in accordance with
                                        Article 50.4;

     General Meeting(s)                 The annual general  meeting of the
                                        Shareholders of the Company and all
                                        other general meetings of the
                                        Shareholders of the Company;

     Month                              A Gregorian calendar month;

     Independent Director(s)            Directors  qualifying as  independent
                                        directors within the meaning of Sections
                                        239-249 of the Companies Law;

     Non-voting Ordinary Share(s)       The  Non-voting  Ordinary  Shares  of a
                                        nominal value of NIS 0.04 per share;

     Non-voting Ordinary Shareholders   The holders of Non-voting Ordinary
                                        Shares;

     Office Holder                      Each Director and every other person
                                        defined in the Companies Law as a "Nosei
                                        Misra" and such other designated
                                        executive officers of the Company;

     Ordinance                          The Companies Ordinance [New Version],
                                        1983, as amended and regulations
                                        promulgated there under, that may be
                                        still in effect from time to time;

     Ordinary Majority                  More than 50% of the votes of the
                                        Shareholders present


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                                        and voting at a General Meeting in
                                        person, by proxy or by other means of
                                        voting acceptable to the Company;

     Ordinary Share(s)                  Collectively  the Voting  Ordinary
                                        Shares and the Non-voting Ordinary
                                        Shares;

     Register The Register of Members of the Company administered in accordance with Sections 127, 128 and 130 of the Companies Law;

     Registered Office                  The registered office of the Company
                                        from time to time;

     Securities Law                     The Israeli Securities Law 5728-1968 and
                                        any orders or regulations promulgated
                                        pursuant thereto as may be amended from
                                        time to time;

     Shareholder(s)                     the holder(s) of Voting Ordinary Shares
                                        and Special Preferred Shares;

     Significant Shareholder            Any Shareholder holding five percent or
                                        more of the Company's issued and
                                        outstanding share capital or of the
                                        voting rights of the Company, from time
                                        to time;

     Special Majority                   A majority of 75% or more of the votes
                                        of the Shareholders present and voting
                                        at a General Meeting in person, by proxy or by other means of voting acceptable to the Company;

     Special Preferred Share(s)         The Special Preferred Shares of a
                                        nominal value of NIS 0.04 per share;

     Voting Ordinary Share(s)           The Voting Ordinary Shares of a nominal
                                        value of NIS 0.04 per share;

     In writing
                                        Written, printed, photocopied, typed,
                                        sent via facsimile or produced by any
                                        visible substitute for writing, or
                                        partly one and partly another and
                                        "signed" shall be construed accordingly;

     Year                               A Gregorian calendar year from
                                        January 1st to December 31st;


Words denoting the singular number shall include the plural number and vice versa, words denoting the masculine gender shall include the feminine gender; words denoting persons shall include corporations, partnerships and other corporate entities;


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Save as aforesaid any words or expressions defined in the Companies Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

The captions and headings as set forth in these Articles are for convenience only and shall not be deemed a part hereof or affect the construction or interpretation of any Article hereof.

                        LIMITED LIABILITY PUBLIC COMPANY

3.1 The Company is a public company as such term is defined in Section 1 of the Companies Law. The liability of the shareholders is limited, and accordingly each shareholder's liability for the Company's obligations shall be limited to the payment of the nominal value of the shares held by such shareholder subject to the provisions of these Articles and the Companies Law. .

3.2 The Company's objectives are to carry on any business and to any and all such actions that are not prohibited by law. The Company may also make contributions of reasonable amounts for worthy purposes even if such contributions are not made on the basis of business considerations.

                                  SHARE CAPITAL

4. The share capital of the Company is NIS 8,200,000 (eight million two hundred thousand New Israeli Shekels), divided into three classes of shares: (i) 198,180,000 (one hundred and ninety eight million two hundred thousand) Voting Ordinary Shares; (ii) 1,820,000 (one million eight hundred and twenty thousand) Non-voting Ordinary Shares; and
          (iii) 5,000,000 (five million) Special Preferred Shares.

5. Except as otherwise provided for herein, the shares of each class rank pari passu with the other shares of that class.

5.1 Each Voting Ordinary Share entitles its holder to receive notice of, and to participate in, all General Meetings, and to one (1) vote in each such meeting for each share held by such Shareholder, and any other right specified in these Articles or as provided by the Companies Law.

5.2 Each Non-voting Ordinary Share shall convey to its holder each and every right and privilege of the Voting Ordinary Shares with the exception of: (i) the right to receive notices of General Meetings; and the (ii) the right to participate and vote in such meetings. The Non-voting Ordinary Shares shall be convertible by reclassification at the option of the holder(s) thereof into an equal number of Voting Ordinary Shares upon written notice to the Company by the holder(s) thereof specifying the number of Non-voting Ordinary Shares to be converted into Voting Ordinary Shares. Immediately upon the receipt of the notice by the Company or by its transfer agent the Non-voting Ordinary Shares included in such notice shall be deemed converted as specified in the notice and the converting holder shall be the owner and shall be treated for all purposes as the record holder of the number of Voting Ordinary Shares into which such Non-voting Ordinary Shares were converted. Promptly after delivery of such written


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          notice the holder shall surrender the share certificate(s) evidencing the Non-voting Ordinary Shares to be converted. The Company or its transfer agent shall as soon as practicable thereafter issue and deliver the new certificates evidencing the converted shares. Anything herein to the contrary notwithstanding, and until determined otherwise by Trident Capital (the "Entity") in its sole and absolute discretion, by written notice to the Company, the Entity shall not hold, in the aggregate more than 10% (the "Threshold Percentage") of any Voting Ordinary Shares. In the event that the Entity shall hold any class of voting shares above the Threshold Percentage then any Voting Ordinary Shares held by the Entity shall automatically be converted or reclassified into Non-voting Ordinary Shares, immediately prior to or simultaneously with any transaction, act or event (including, purchase of additional securities, repurchases or redemptions (if and when permitted by the Companies Law) of securities or any other act permitted by law whether performed by the Entity, the Company or any third party) resulting in such excess; provided however, that Voting Ordinary Shares held by the Entity shall first be converted or reclassified into Non-voting Ordinary Shares to bring such holdings down to the Threshold Percentage. The Threshold Percentage shall be determined by and shall reflect the aggregate of the Voting Ordinary Shares and the Voting Preferred Shares held by the Entity in aggregate and not a percentage of a specific class of shares.

5.3 The Special Preferred Shares may be issued from time to time with distinctive serial designations as may be approved by the Board from time to time. In the resolution or resolutions providing for the issuance of the Special Preferred Shares, the Board is expressly authorized, without the need for any further shareholder action, approval or consent, to fix the terms and preferences of the Special Preferred Shares, including the dividend rate, the number of Special Preferred Shares to be allotted and the number of Voting Ordinary Shares into which the Special Preferred Shares are convertible by reclassification.

                              AMENDMENT OF ARTICLES

6.1 These Articles may be amended by a resolution adopted by a Special Majority voting at a General Meeting.

6.2 Subject to Article 6.1, whenever the capital of the Company is divided into different classes of shares, the rights attached to any class may, unless otherwise provided by the terms of issue of the shares of that class, be varied or abrogated, whether or not the Company is being wound up, only (i) with the consent in writing of the holders of a Special Majority of the issued shares of such class, or (ii) with the sanction of a Special Majority of the Shareholders present and voting at a duly convened general meeting of such class. Unless otherwise provided by the conditions of issuance, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

6.3 All the provisions of these Articles relating to General Meetings or the proceedings thereat, shall, mutatis mutandis, apply to every separate General Meeting of the holders of a class of shares.


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6.4       Notwithstanding the provisions of this Article, a change of these
          Articles that obligates a Shareholder to acquire additional shares or to increase the extent of its liability shall not obligate the Shareholder without such Shareholder's express consent.

                                     SHARES

7. Subject to these Articles and the Applicable Laws, all unissued shares of the Company shall be at the disposal of the Board and the Board may allot, at a premium or at par or subject to the Companies Law, at a discount, with or without conferring a right of renunciation, grant options over, or otherwise dispose of such unissued shares to such persons, at such times and on such terms as it deems proper. The Company shall not issue bearer shares or exchange a share certificate for a bearer share certificate.

8. If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividends or other monies in respect of such share and they shall be jointly and severally liable for any calls or any other liability in respect to such share.

9. The Company is not required to recognize any holder of a share as a holder other than the registered holder of such share as registered in the Register from time to time. Any Shareholder who is holding shares in trust shall be designated as such in the Register and the trustee shall be treated as a Shareholder of the Company.

                                  CERTIFICATES

10. Every person whose name is entered as a member in the Register shall be entitled without payment to receive one certificate in respect of each class of shares held by it, or, with the consent of the Board and upon payment of a sum, if any, for every certificate after the first, as the Board shall determine, to several certificates, each for one or more of its shares. Shares of different classes may not be included in the same certificate. Where a member has transferred a part of the shares comprising its holding it shall be entitled to a certificate for the remaining shares without charge.

          Subject to the Companies Law and any regulation promulgated pursuant thereto, every share certificate shall specify the shares to which it relates. In the case of a share held jointly by several persons, the Company shall not be obligated to issue more than one share certificate for a share, and the delivery of share certificates to one of several joint holders shall be deemed sufficient delivery to all.

          If a share certificate is worn out, defaced, lost or destroyed, it may be renewed on such terms, if any, as to evidence and indemnity with or without security as the Board requires. In the case of loss or destruction the person to whom the new certificate is issued shall pay to the Company all expenses incidental to the investigation or evidence of loss or destruction and the preparation of the requisite form of indemnity. Every certificate shall be signed by an authorized office holder or such other person as may be nominated by the Board for this purpose from time to time.


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                              REPURCHASE OF SHARES

11. Subject to the provisions of Article 89 and the Applicable Laws, the Company may, directly or indirectly, purchase its own shares.


                               TRANSFER OF SHARES

12. No transfer of shares shall be registered unless an instrument of transfer (in any customary form or any other form satisfactory to the Board) has been submitted to the Company (or its transfer agent), together with the share certificate(s) and such other evidence of title as the Board or the transfer agent may reasonably require. Until the transferee has been registered in the Register in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof. Every instrument of transfer of a share(s) shall be in respect to only class of shares.

13. The Company or its transfer agent may refuse, without providing any further explanation, to register any transfer of shares over which the Company has an existing lien. Subject to these Articles and the Applicable Laws, fully paid-up shares may be transferred freely and such transfers shall not require additional approval by the Company.

          All instruments of transfer shall remain in the custody of the Company or its transfer agent from time to time, but the original of any instrument of transfer that the Company refuses to register shall be returned to the person from whom it was received, upon such person's request (except in the event of fraud).

14. Subject to the Applicable Laws, the Register may be closed during such times as the Board may deem fit, not exceeding, in the aggregate, thirty (30) days in each year.

                             TRANSMISSION OF SHARES

15. In the case of the death of a shareholder, or a holder of other security of the Company, the survivor or survivors, where the deceased was a joint holder, and the executors and/or administrators and/or the legal heirs of the deceased where the deceased was a sole or only surviving holder, shall be the only persons recognized by the Company as having any title to the shares or the other securities, but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share or any other security jointly held by the deceased.

16. Any person who becomes entitled to a share or other security in consequence of the death or bankruptcy or any shareholder may, upon producing such evidence of title as the Board shall require, with the consent of the Board, be registered itself as holder of the share or other security or, subject to the provisions as to transfers herein contained, transfer the same to another person or entity.


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17.       A person entitled to a share or other security by transmission shall be entitled to receive, and may be given a discharge for, any dividends or interest or other monies payable in respect of the share or other security, but shall not be entitled to receive notices of, or to attend or vote at meetings of the Company or, save as aforesaid, to exercise any of the rights or privileges of a shareholder or a holder of other securities unless and until it shall become a shareholder in respect of the share or a holder or other securities.

                             ALTERATIONS OF CAPITAL

18.1 Subject to the provisions of the Companies Law, these Articles and the Applicable Laws, the Company may from time to time by a Special Majority voting at a General Meeting:

          (a) Consolidate and divide all or any of its issued or unissued share capital into shares of larger nominal value than its existing shares;

          (b) Subdivide its shares (issued or unissued) or any portion thereof, into shares of smaller nominal value than is fixed by these Articles (subject to the provisions of the Companies Law), and the resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such preferred or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares;

          (c) Cancel any shares which, at the date of the adoption of such resolution of the General Meeting, have not been allotted provided further that the Company is not under an obligation to allot such shares, and diminish the amount of its share capital by the amount of the shares so cancelled; or

          (d) Reduce its share capital as may be permitted by the Companies Law.

18.2 With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board, if the circumstances so dictate, may inter alia:

          (a) Determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of a larger nominal value; or

          (b) Allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional share holdings; or

          (c) Subject to the Applicable Laws, redeem, in the case of redeemable shares, and s such shares or fractional shares sufficient to preclude or remove fractional share holdings and the Board shall cause the Company to distribute the net proceeds of any such redemption or purchase in due proportion among the shareholders who would have been entitled to the fractional shares.


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          (d)       Subject to Section 295 of the Companies Law, to make such
                    arrangements for the sale or transfer of fractional shares to such person or persons at such times and at such price as the Board may deem fit so as to most expeditiously preclude or remove any fractional shareholdings the Board shall cause the Company to distribute the net proceeds of any such sale in due proportion among the shareholders who would have been entitled to the fractional shares so sold or transferred.

                                REDEEMABLE SHARES

19. The Company may, subject to the Companies Law, issue redeemable shares and redeem the same in accordance with the terms and upon the conditions that the Company may so determine from time to time.

                            INCREASE OF SHARE CAPITAL

20. The Company may from time to time by a resolution adopted at a General Meeting by a Special Majority, whether all the shares being authorized shall have been issued or not or all the shares for the time being shall have been fully called up or not, increase its share capital by the creation of new shares, with such new share capital to be of such amount and to be divided and classified into shares of such respective amounts and, subject to any special rights for the time being attached to any existing class of shares, to carry such preferential, deferred or other special rights, if any, or to be subject to such conditions and restrictions, if any, in regard to dividends, return of capital, voting or otherwise as the General Meeting resolving such increase in share capital so directs.

21. Any new shares created pursuant to Section 20 of these Articles shall be subject to the same rights, duties and preferences as the shares of the same class comprising the original share capital of the Company.

                                 CALLS ON SHARES

22.      CALLS.

22.1 Subject to any terms upon which any shares may have been issued the Board may, from time to time, make calls upon the members in respect of any monies unpaid on their shares, whether on account of the nominal value of the shares or by way of premium, provided that, subject as aforesaid, no call on any share shall be made without at least 14 (fourteen) days prior notice specifying the time or times and place of payment. A call may be revoked or the time fixed for its payment be postponed by the Board.

22.2 A call shall be deemed to have been made at the time when the resolution of the Board authorizing the call was passed, and may be made payable by installments, and may be subject to such reasonable interest as the Board may determine from time to time.


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22.3      Each member shall pay to the Company, at the time and place of payment specified in the notice of the call, the amount called on its shares. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

22.4 If a sum called in respect of a share is not paid before or on the day appointed for payment, the person from whom the sum is due shall pay interest thereon from the day fixed for payment to the time of actual payment at such rate, not exceeding the debitory rate prevailing at the largest Israeli commercial bank on the day appointed for the payment referred to, as the Board may determine; but the Board shall be at liberty to waive payment of such interest in whole or in part.

22.5 Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Articles be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable. In case of non-payment all the provisions of these Articles relating to payment of interest and expenses, forfeiture and otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

22.6 The Board may, if it deems fit in its sole discretion, receive from any member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and may pay upon all or any of the monies so advanced, until the same would but for such advance become presently payable, interest at such rate as may be agreed upon between the Board and such member.

                                 LIEN ON SHARES

23.      LIENS ON SHARES.

23.1 Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each shareholder which are not fully paid up (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for the shareholders' debts, liabilities and engagements arising from any cause whatsoever, solely or jointly with another, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not. Such lien shall extend to all distributions from time to time declared in respect of such shares.

23.2 The Company may sell, in such manner as the Board thinks fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable, nor until the expiration of 14 (fourteen) days after a notice in writing, stating and demanding payment of the sum presently payable or any part thereof and stating the intention to sell in default, shall have been given to the registered holder for the time being of the share, or the person entitled to the share by reason of death or bankruptcy.

23.3 To give effect to any such sale the Board may authorize any person to execute a transfer of the shares sold to, or in accordance with the directions of the purchaser. The transferee shall be


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          entered in the Register as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

23.4 The net proceeds of sale, after payment of the costs thereof, shall be applied in or towards payment or satisfaction of the debt or liability in respect of which the lien exists, so far as the same is presently payable, and any residue, subject to a like lien for sums not presently payable as existed upon the shares prior to the sale, shall be paid to the person entitled to the shares at the date of the sale.

                       FORFEITURE AND SURRENDER OF SHARES

24.1 Subject to any contrary provisions that may be agreed between a shareholder and the Company if a member fails to pay the whole or any part of any call or installment of a call on the day fixed for payment, the Board may, at any time thereafter during such time as any part of such call or installment remains unpaid, serve a notice on him requiring payment of so much of the call or installment as is unpaid, together with any accrued interest and any costs, charges and expenses incurred by the Company by reason of such non-payment.

24.2 The notice shall fix a further day, not being less than 7 (seven) days from the date of the notice, on or before which and the place where the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time and at the place specified, the shares on which the call was made will be liable to be forfeited.

24.3 If the requirements of any such notice are not complied with, any share in respect of which such notice has been given may, at any time thereafter, before the payments required by the notice have been made, be forfeited by a resolution of the Board to that effect. Every forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

24.4 Subject to the Companies Law and to these Articles, a forfeited share may be sold, re-allotted or otherwise disposed of upon such terms and in such manner as the Board thinks fit; and at any time before sale, re-allotment or disposal, the forfeiture may be annulled on such terms as the Board thinks fit. The Board may authorize some person to execute the transfer of a forfeited share.

24.5 A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were then payable by him to the Company in respect of the shares, with interest thereon as the Board shall deem fit from the date of forfeiture until payment; but such person's liability shall cease if and when the Company shall have received payment in full of all moneys in respect of the shares.

24.6 The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share, and all other rights and liabilities incidental to the share as between the member whose share is forfeited and the


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          Company, except only such of those rights and liabilities as are expressly saved by these Articles or by any other agreement between the Company and such shareholder, or in the case of past members, as are provided for or imposed by Israeli law.

24.7 The Board may accept the surrender of any share which it is in a position to forfeit upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited.

24.8 An affidavit in writing made by a Director stating or declaring that a share has been duly forfeited or surrendered on a date stated in the affidavit, shall be conclusive evidence of such facts as against all persons claiming to be entitled to the share, and the aforementioned affidavit and the receipt of the Company of the consideration, if any, given for the share, on the sale or disposition or re-allotment thereof, shall constitute good title to the share. After the person to whom the share is sold, re-allotted or disposed of shall have been registered as the holder thereof, such shareholder shall not be responsible for the application of the purchase money and its title to the share shall not be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

          The provision of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, become payable at a fixed time, whether on account of the amount of the share, or by way of premium as if the same had been payable by virtue of a call duly made and notified.

                                GENERAL MEETINGS

25. Without derogating from any additional requirements relating to the adoption of resolutions by a Special Majority as set forth in these Articles, the following matters shall be adopted at a General Meeting:

25.1      Changes or amendments to the Articles;

25.2 Exercise of the powers of the Board in accordance with the provisions of Section 52 (a) of the Companies Law;

25.3 Appointment or reappointment of the Company's Auditors, and the termination or non-renewal thereof;

25.4 The election or confirmation of Directors (except as otherwise provided forth these Articles), including but not limited to the Independent Directors, in accordance with Article 50 hereof;

25.5 To the extent required by the provisions of the Companies Law, the approval of actions and transactions with interested parties and the approval of an action or a transaction of or with an Office Holder;

25.6 Changes in the share capital of the Company, as set forth in these Articles;

25.7 A merger of the Company, in accordance with Section 327 of the Companies Law;

25.8      A liquidation of the Company;

25.9 Any other matter required to be addressed by a General Meeting in accordance with these Articles or by the Applicable Laws;

25.10 The General Meeting shall not delegate to any other organ of the Company any of its authorities detailed in this Article 25.

26.      ANNUAL MEETING.

26.1 An Annual General Meeting shall be held at least once in every calendar year at such time, not being more than fifteen months after the date of the last preceding Annual General Meeting, and at such time and place as may be determined by the Board. The Annual General Meeting shall be referred to herein as an "Annual Meeting", and all other General Meetings of the Shareholders shall be referred to herein as "Extraordinary Meetings".

26.2      An Annual Meeting shall be convened to discuss the following issues:

          26.2.1 The financial statements of the Company, as of the end of the fiscal year preceding the year of the Annual Meeting, and the report of the Board with respect thereto;

          26.2.2 The report of the Board with respect to the fees paid to auditors and the fees payable to the Company's auditors in the future;

          26.2.3 The election or confirmation of the appointment of Directors in accordance with these Articles;

          26.2.4 The appointment of the auditors or the renewal of the appointment of the auditors;

          26.2.5 Any other issue that is detailed in the agenda of the Annual Meeting.

          The Company shall provide the shareholders with an agenda for the Annual Meeting in accordance with the provisions set forth in these Articles and as provided for in the Companies Law. To the extent solicitation of proxy is made on behalf of the management of the Company or any Shareholder and related to the Annual Meeting such proxy solicitation shall comply with the Applicable Laws, and specifically the proxy rules promulgated by U.S. Securities and Exchange Commission as applicable to the Company. Without derogating from the above, the Annual Meeting may transact any other business that pursuant to these Articles or the Companies Law may be transacted at a General Meeting.

27. The Board may, whenever it deems necessary, and shall upon such requisition in writing as is provided by Section 63(b) of the Companies Law, convene a General Meeting. Any such request must state the purposes for which the meeting is to be called, be signed by the requesting shareholders or Directors, and must be deposited at the Registered Office. Such request may consist of several documents in like form, each signed by one or more requesting shareholder or Director.

          The Board, when required to convene a General Meeting in accordance with the aforesaid, shall announce the convening of the General Meeting within twenty one (21) days from the receipt of a demand in that respect; provided however, that the date fixed for the General Meeting shall not be more than thirty five (35) days from the publication date or the notice date of the announcement of the General Meeting, or such other period or form of announcement or notice as may be permitted by the Applicable Laws for notices of General Meetings.

28. Any Shareholder or Shareholders of the Company holding continuously, at least, $2,000 in market value or one percent (1%) of the voting rights of the Company for at least one year may, request that the Board include a subject in the agenda of a General Meeting to be held in the future or include a proposal in the Company's proxy statement and proxy form in connection with any General Meeting.

          Any such request must be in writing, give particulars of the subject which is requested to be included in such agenda or proposal, be signed by the Shareholder or Shareholders making such request and must be deposited at the Registered Office and addressed to the Board. In addition, subject to the provisions of Article 51 and the Applicable Laws, the Board shall be required to include such subject in the agenda of the General Meeting and/or the proxy materials only if the request has been delivered to the Board of the Company, and provided that such subject is a suitable subject for discussion at a General Meeting not later than (i) with respect to an Annual Meeting, not less than one hundred twenty (120) days and not more than one hundred and fifty (150) days prior to the anniversary date of the Company's proxy statement released to Shareholders in connection with the previous year's Annual Meeting, and if the Company did not hold an annual meeting the previous year, or if the date of this year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then a reasonable time before the Company begins to print and mail its proxy materials and (ii) with respect to an Extraordinary Meeting, prior to a reasonable time before the Company begins to print and mail its proxy materials, generally not less than ninety (90) days and not more than one hundred and twenty
          (120) days prior to the proposed date of such meeting, provided, however, that in the event that less than ninety (90) days notice or prior public disclosure of the date of any such meeting is given, such request must have been delivered to the Board of the Company not later than the close of business on the 21st day prior to the day on which notice or prior public disclosure of the meeting was given, provided that the preceding provision shall not derogate from the Company's obligations pursuant to Section 69(b) of the Companies Law and the Applicable Laws. Each such request shall also set forth: (a) the name and address of the Shareholder making the request; (b) a representation that the Shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; (c) a description of all arrangements or understandings between the Shareholder and any other person or persons (naming such person or persons) in connection with the subject that is requested to be included in the agenda; and (d) a declaration that all the information that is required by the Applicable Laws to be provided to the Company in connection with such subject, if any, has been provided. The Board will include in the agenda for a General Meeting a subject as requested if the Board deems that such subject suitable for discussion at a General Meeting, and will include the proposal in, or exclude the proposal from, the proxy materials, in accordance with the requirements of these Articles and the Applicable Laws. Notwithstanding the foregoing, in order to include information with respect to a Shareholder proposal in the proxy statements and form of proxy for a General Meeting, Shareholders must provide notice as required by the proxy rules promulgated by the U.S. Securities and Exchange Commission.

                            NOTICE OF GENERAL MEETING

29.1 Subject to the Applicable Laws, notices of General Meetings shall be provided in the manner provided for in these Articles, to the Shareholders at least twenty-one (21) days prior to the date fixed for such General Meeting, and each such notice shall specify the place, the day and hour of the meeting, the agenda of the meeting, the proposed resolution(s) or a concise description thereof, and the arrangements for voting by means of a proxy or by other means acceptable to the Company. Subject to the provisions of Section 74(b) of the Companies Law such notice may also specify the time and place for any adjournment of such General Meeting.

29.2 Notwithstanding anything to the contrary herein, notice by the Company of a General Meeting may be provided, in addition to any means provided in these Articles, by any other means permitted by, and in accordance with the requirements of the Applicable Laws.

29.3 Any accidental omission to give such notice to, or the non-receipt of such notice by, any Shareholder shall not invalidate any resolution passed or proceeding held at any such meeting and, with the consent of all the Shareholders for the time being entitled to receive notice of meetings, a meeting may be convened upon a shorter notice or without notice, and generally in such manner as such Shareholders may approve. Such consent may be given prior to the meeting, at the meeting or retrospectively after the meeting. Any Shareholder who fails to provide the Company with an address for the delivery of notices shall be deemed to have waived the right to receive notices.

29.4 Subject to the Applicable Laws, only Shareholders of record as reflected in the Register at the close of business on the date fixed by the Board as the record date for determining the Shareholders, will be entitled to vote, receive notice of, and to vote, in person or by proxy, at a General Meeting and any postponement or adjournment thereof. The Board will fix the record date of not less than four (4) nor more than forty (40) days before the date of the General Meeting.

29.5 Subject to the Companies Law, all General Meetings shall be held at such time and place as the Board may determine. The Board may, in is absolute discretion, resolve to enable persons entitled to attend a General Meeting to do so by simultaneous attendance and participation at the principal meeting place and a video or audio conference meeting place or places anywhere in the world and the Shareholders present in person, by proxy or by written ballot at places shall be counted in the quorum for and entitled to vote at the General Meeting in question, and that meeting shall be duly constituted and its proceedings valid, provided that the chairman of the

          General Meeting is satisfied that adequate facilities are available throughout the General Meting to ensure that Shareholders attending the meeting place are able to:

          29.5.1 Participate in the business for which the meeting has been convened;

          29.5.2 Hear all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any teleconference meeting place; and

          29.5.3    Be heard by all other persons so present in the same way.


                                    AUDITORS

30.       AUDITORS.

30.1 The Shareholders at the Annual Meeting shall appoint an auditor for a period until the close of the following Annual Meeting or for a period not to extend beyond the close of the third Annual Meeting following the Annual Meetings in which the Auditor was appointed. Subject to the provisions of the Companies Law, the General Meeting is entitled at any time to terminate the service of the Auditor.

30.2 The Board shall fix the compensation of the auditor of the Company for the Auditors' auditing activities, and shall also fix the compensation of the Auditor for additional services, if any, which are not Auditing activities, and in each case, shall report thereon to the Annual Meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

31. No business shall be transacted at any General Meeting unless a quorum is present when the meeting proceeds to business. Subject to the requirements of the Applicable Laws, rules or regulations of any exchange in which the Company's securities are or shall be registered, quoted or listed, the quorum at any General Meeting shall be two Shareholders present in person or by proxy, holding or representing at least one third (approximately thirty-three point three percent (33.3%)) of the total voting rights in the Company. A company being a Shareholder shall be deemed to be personally present for the purposes of this Article if represented by its representative duly authorized, in person or by proxy, in accordance with Articles 37 and 40 hereof.

32. Subject to any applicable provisions of the Companies Law, if, within an hour from the time appointed for the holding of a General Meeting, a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same hour and place (unless such day shall fall on a public holiday either in Israel or in the United States of America in which case the meeting will be adjourned to the first business day in the United States and Israel other than Friday and Sunday that follows such public holiday(s)), or at any other time and hour as the

          Board shall designate and state in a notice to the Shareholders entitled to vote at the original meeting, to be delivered to such Shareholders in accordance with the provisions of Article 29 hereof. If a quorum is not present at the second meeting within half an hour from the time designated for such meeting any two Shareholders present personally or by proxy or by any other valid instrument shall constitute a quorum and shall be entitled to deliberate and resolve in respect to the matters for which the original meeting was convened.

33. The Chairman shall preside as chairman at every General Meeting. If there is no such Chairman, or if the Chairman is not present within fifteen (15) minutes after the time fixed for holding such meeting or is unwilling to act as chairman, the Shareholders present shall choose someone a Shareholder or any other person present to be chairman of such meeting. The position of chairman shall not, by itself, entitle the chairman to vote at any General Meeting nor shall it entitle such chairman to a second or casting vote (without derogating, however, from the rights of such chairman to vote as a Shareholder or by proxy for a Shareholder if, in fact, the chairman is also a Shareholder or proxy holder).

34. The chairman may, with the consent of an Ordinary Majority of any General Meeting at which a quorum is present, and shall, if so directed by an Ordinary Majority of the General Meeting, adjourn any meeting from time to time and from place to place as the General Meeting shall determine. Whenever a General Meeting is adjourned pursuant to the provisions of this Article for more than twenty-one days, notice of such adjourned General Meeting shall be given in the same manner as in the case of an original General Meeting. Without derogating from the foregoing and subject to the Applicable Laws no Shareholder shall be entitled to any additional notice of an adjournment, or of the business to be transacted at an adjourned General Meeting. No business shall be transacted at any adjourned General Meeting other than the business that might have been transacted at the original General Meeting and with respect of which no resolution was adopted.


                              VOTES OF SHAREHOLDERS

35. Except as otherwise provided for herein or by the Companies Law resolutions shall be deemed to be passed at a General Meeting if adopted by Ordinary Majority.

36.       VOTING.

36.1. Every matter submitted to a General Meeting shall be decided by a show of hands, and by proxy, however in the event that a ballot is demanded by the chairman (being a person entitled to vote), or by at least two Shareholders present, in person or by proxy, holding at least 5% of the issued share capital of the Company, the pending resolution shall be decided by ballot taking into consideration any votes pre-cast on such resolution by proxy. A ballot may be demanded before the proposed resolution is voted upon or if the chairman was otherwise unable to determine whether there was a sufficient majority to pass the resolution. The demand for a ballot shall not prevent the continuance of the meeting for the transaction of business other than the question on which the ballot has been demanded.

36.2 Unless a ballot is so demanded, a declaration by the chairman of the meeting that a resolution has been adopted unanimously, or adopted by a particular majority, or rejected, and the entry to that effect in the minute book of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

37. A company or other corporate entity being a Shareholder may, by resolution of its directors or any other managing body of such Shareholder, authorize any person to be its representative at any General Meeting. Any person so authorized shall be entitled to exercise on behalf of such Shareholder all the powers that the latter could have exercised if it were an individual Shareholder. Upon the request of the chairman of the General Meeting, written evidence of such authorization (in form acceptable to the chairman) shall be delivered to the chairman.

38. Subject to any rights or restrictions for the time being attached to any class or classes of shares, every Shareholder shall have one vote for each share of which it is the holder, whether on a show of hands, proxy or by ballot.

39. If two or more persons are jointly entitled to a share, then in voting upon any question, the vote of the senior person who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other registered holders of the share. For the purpose of this Article, seniority shall be determined by the order in which the names stand in the Register.

40. Subject to the Applicable Laws and to the provisions of these Articles votes may be given either personally, by ballot or by proxy. The holder of a proxy need not be a Shareholder of the Company.

40.1 The instrument granting a proxy or ballot shall be in writing in the usual common form, or such form as may be approved by the Board, and shall be signed by the grantor or by the grantors attorney duly authorized in writing or, if the grantor is a corporate entity, the corporate entity shall vote through a representative, appointed by an instrument duly signed by an authorized party on behalf of such corporate entity.

40.2 Unless otherwise clearly indicated on a proxy or ballot, the instrument granting a proxy or ballot shall be deemed to include authorization to demand a ballot or to vote by ballot on behalf of the grantor.

41. Unless otherwise provided by the Companies Law or by any other rule or regulation applicable to the Company, any matter brought to the General Meeting may be voted upon by way of a proxy, or if so determined by the Board advance written ballot.

42. A vote given in accordance with the terms of an instrument of proxy or ballot shall be valid notwithstanding the death or insanity of the party granting the proxy, or revocation of the proxy, or ballot or transfer of the share in respect of which the vote is given, unless the notification in writing of the death, revocation or transfer shall have been received at the Registered Office before the commencement of the meeting or adjourned meetings for which the proxy is to be used. Notwithstanding the aforesaid should the granting Shareholder be present in person, at said General Meeting such Shareholder may revoke the proxy or ballot by means of writing, or oral notification to the chairman to such meeting prior to the commencement of such meeting.

43. An instrument granting a proxy or ballot shall be deposited at the Registered Office or at such other place or places, whether in Israel or elsewhere, as the Board may from time to time prescribe at least forty-eight (48) hours prior to the time designated for the commencement of the meeting or the adjourned meeting at which the person named in such instrument is entitled to vote; otherwise, the person so named shall not be entitled to vote in respect thereof.

44.       Intentionally Deleted.

45. A person may grant several proxies or ballots, so long as each proxy specifically refers to different shares held by the granting Shareholder. The holder of each such proxy or ballot may vote each proxy severally. A person may hold proxies for several Shareholders.

46. No person shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereof) unless all calls then payable by the Shareholder in respect of the Shareholder's shares in the Company shall have been paid.

               DIRECTORS POWERS AND RESPONSIBILITIES OF THE BOARD

47.1 Without derogating from the authority of the General Meeting pursuant to these Articles and the Companies Law, the Board shall formulate the Company's policies and shall supervise the General Manager's office and the exercise of his or her acts, and as part thereof the Board:

          47.1.1 shall determine the Company's plans of activity, the principles for financing such plans and the order of priority among them;

          47.1.2 shall examine the Company's financial situation and set the framework of credit which the Company may take;

          47.1.3 shall determine the organizational structure and the compensation policy of employees;

          47.1.4    may decide to issue a series of debentures;

          47.1.5 is responsible for the preparation and approval of the financial reports according to Section 171 of the Companies Law;

          47.1.6 shall report to the Annual Meeting about the state of the Company's affairs and on its business results, as required by Section 173 of the Companies Law;

          47.1.7 shall appoint and dismiss the General Manager, as provided by Section 250 of the Companies Law;

          47.1.8 shall decide on the acts and transactions that require its approval in accordance with these Articles or pursuant to the provisions of Sections 255 and 268 to 275 of the Companies Law;

          47.1.9 may issue shares and securities convertible or exchangeable into or for shares up to the limit of the Company's registered share capital, in accordance with Section 288 of the Companies Law and subject to shareholder approval if required by the Applicable Laws;

          47.1.10 may decide to declare a distribution as may be permitted by and in accordance with the Companies Law;

          47.1.11 shall express its opinion on a special purchase offer, in accordance with Section 329 of the Companies Law; and

          47.1.12   shall decide on any matters as required by the Applicable
                    Laws.

47.2 The powers of the Board under this Article may not be delegated to the General Manager.

48. Without derogating from the generality of Article 47 above, the Board's authority shall include the following:

          48.1 The Board may, from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for use by Company as may be determined by the Board, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and subject to such conditions as it may determine to be appropriate including without limitation the issuance of perpetual bonds or debentures or redeemable bonds or debentures or other securities or any mortgages, charges or other liens on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital.

          48.2. The Board may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board, in its sole discretion, shall deem appropriate, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments, and dispose of all or any part thereof, and employ any such reserve(s) or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or redesignate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board may from time to time deem appropriate, subject to the Companies Law.

          48.3 The Board may, from time to time by power of attorney appoint any company, firm or person, or any fluctuating body of persons, whether nominated directly or indirectly, by the Board, to be the attorney or attorneys of the Company for such purpose(s) and with such powers, authorities and discretion, not exceeding those vested in or exercisable by the Board under these Articles or for such period to such conditions as it may determine from time to time. Any such power of attorney may include such provisions for the protection or convenience of such persons dealing with any such attorney as the Board may think fit and may also authorize any such attorney to sub-delegate any or all of the powers, authorities and discretions granted to such attorney.

                                    DIRECTORS

49. The Board shall consist of up to nine directors. Subject to the Companies Law no person shall be disqualified to serve as a director due to the fact that such director is not a shareholder of the Company.

50.

          50.1. Except for the Independent Directors and the Ex-Officio Director, all other Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, the first class to hold office initially for a term expiring at the first Annual Meeting to take after the closing of the initial public offering the Company's Voting Ordinary Shares, the second class to hold office initially for a term expiring at the 2001 Annual Meeting, and the third class to hold office initially for a term expiring at the 2002 Annual Meeting, with the members of each class to hold office until their successors have been duly elected and qualified. Directors shall be initially assigned to each class in accordance with a resolution or resolutions adopted by the Board. At each Annual Meeting following the 2001 Annual Meeting, the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual Meeting of the Company held in the third year following the year of their election and until their successors have been duly elected and qualified.

          50.2 Without derogating the provisions of the Companies Law, any Director may be removed from office at any time for "Cause" by a resolution adopted by: (i) Ordinary Majority at a General Meeting or (ii) a majority of the Board. For purposes of this sub-Article 50.2: "Cause" shall be defined as: (i) the willful and continuous failure of a Director substantially to perform such director's duties to the Company (other than any such failure resulting from incapacity due to physical or mental illness); (ii) the willful engagement by a Director in gross misconduct materially and demonstrably injurious to the Company; or
                    (iii) intentional breach of a Director's fiduciary duty or obligation to the Company.

          50.3 The Shareholders shall appoint two Independent Directors as and to the extent required by, and they shall hold office according to, the Companies Law, as long as the Company is required by the Companies Law to appoint Independent Directors. In addition the Company shall appoint such number of additional independent directors as and to the extent required by, and they shall hold office according to, the Applicable Laws, as long as the Company is required by the Applicable Laws to appoint independent directors and to the extant that the Independent Directors appointed in accordance with the Companies Law do not meet the qualifications for independent directors as required by the Applicable Laws.

          50.4 In addition the Chief Executive Officer of the Company (the "CEO") shall serve as a Director ex-officio for so long as he or she is CEO of the Company with such appointment to be ratified annually by the Shareholders at the Annual Meeting. In the event that the CEO is replaced or resigns between Annual Meetings, the newly approved CEO shall become the ex-officio Director instead of the resigning or dismissed CEO with such appointment to be ratified by the Shareholders at the next Annual Meeting.

          50.5 Sections 235 and 236 of the Companies Law permitting a corporate body or corporate entity are expressly excluded.

          50.6      ALTERNATE DIRECTORS

             50.6.1 Subject to the requirements of the Companies Law a Director may appoint a qualifying Alternative Director. An Alternate Director shall have all the authority of the Director who appointed him or her, provided, however, that he or she may not in turn appoint an alternate or a representative for himself of herself, and provided further that an Alternate Director shall have no standing at any meeting of the Board or any committee thereof while the Director who appointed him or her is present.

             50.6.2 The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 53, and such office shall ipso facto be vacated if the Director who appointed such Alternate Director ceases to be a Director.

51.       NOMINATION OF DIRECTORS.

          51.1 No person shall be nominated for the office of a Director at an Annual Meeting, except: Directors whose term of office has expired or is expiring at the Annual Meeting, or such persons nominated for the office of Director by the Board, or by the Shareholders as provided for in herein.

          51.2 Any Shareholder entitled to receive notice of and vote at a General Meeting desiring to propose a nominee for the office of a Director to be elected at an Annual Meeting must deliver notice to the secretary of the Company, at the Registered Office, not later than ninety (90) days prior to the date of the Annual Meeting at which meeting such election is to occur. The notice shall set forth: (i) the name and address of the nominating Shareholder; in accordance with the Register; (ii) the identity and background of the nominee; (iii) the class and number of shares of the Company beneficially owned by such Shareholder; (iv) a representation that such Shareholder is a Shareholder of record and intends to appear by person or by proxy at such General Meeting and an undertaking by the nominee specified in the notice that he or she shall attend the General Meeting; (v) a brief description of the nominees qualifications to serve as a director; (vi) any material interest that the Shareholder has in the election of such nominee; (vii) the written consent of the nominee being proposed for election as a director of the Company; (viii) sufficient evidence as may be required by the Board or by law that such nominee is properly qualified to act as a Director of the Company in accordance with the Companies Law and applicable rules and regulations of any exchange on which the Company's are traded, listed or quoted, regulatory authority or other similar body.

52. Subject to the provisions of the Companies Law, the Directors in their capacity as such, shall be entitled to receive remuneration and reimbursement of expenses incurred by them in the course of carrying out their duties as Directors.

53. Without derogating from the provisions of the Companies Law, the office of a Director shall be vacated, ipso facto, upon the occurrence of each of the following events:

          53.1 upon the written resignation of the Director delivered to the Registered Office;

          53.2 if the Director is declared bankrupt or enters into an arrangement with his or his creditors;

          53.3 If the Director is declared by an appropriate court to be incapacitated, incompetent or unfit to serve as a Director;

          53.4.     Upon the death of a Director;

          53.5 if the Director is relieved of his or her office as provided in Article 50.2 hereof;

          53.6 if the Director is prevented or prohibited by the Applicable Laws from serving as a Director;

          53.7      the Board terminates the Director's office according to
                    Section 231 of the Companies Law or if Director is removed for Cause in accordance 50.2;

          53.8 if court order is given according to Section 233 of the Companies Law.

54. Transactions entered into by the Company in which an Office Holder has a personal interest, directly or indirectly, will be valid in respect of the Company and the Office Holder only if approved in accordance with the requirements of the Companies Law.

55. Subject to the provisions of the Companies Law, a Director who has a personal interest in a matter which is brought for general discussion before the Board may participate in said general discussion, provided that the Director shall neither vote or take part or be present in discussions concerning the approval of the activities or the arrangements in question.

56. In the event of one or more vacancies on the Board, the continuing Directors may continue to act as long as the Board consists of at least a majority of the total number of Directors elected. However, in the event that the remaining Directors are not a majority of the total number of Directors elected, the remaining Director or Directors may call for the convening of a General Meeting for the purpose of the election of Directors.

57.       Subject to the limitation on the number of Directors as specified in
          Article 49, the Board may, at any time and from time to time, appoint any other person as a Director, whether to fill a vacancy or to add to their number. Any Director so appointed shall hold office until the next Annual Meeting at which the term of the class or term to which the Director has been elected expires, and may be re-elected.

58. In case of any increase in the number of Directors, the additional Director or Directors, and in case of any vacancy in the Board due to a death, resignation, removal, disqualification or any other cause, the successors appointed according to Article 57 to fill the vacancies shall be elected by a majority of the Directors then in office.

                               CONVENING THE BOARD

59.      CONVENING BOARD MEETINGS.

          59.1 The Chairman may convene a meeting of the Board at any time, and shall convene a meeting of the Board at any time or in such circumstances as may be required by the Companies Law.

          59.2 The Board shall hold a meeting on a specified subject upon the demand of two Directors, or if the Board consists of no more than five Directors - one Director;

          59.3 If a meeting of the Board is not convened within 14 days after the date of a demand pursuant to Sub-article 59.2 or after the date of a notice or report of the General Manager according to Section 122(d) of the Companies Law, or after notice of the Auditor under Section 169 of the Companies Law, then each of the aforementioned persons may convene a meeting of the Board, to discuss the subject specified in the demand, notice or report, as the case may be.

                     MEETINGS OF THE BOARD AND THEIR CONDUCT

60. The agenda of a meeting of the Board shall be determined and fixed by the Chairman, and it shall include:

          60.1      Subjects determined by the Chairman;

          60.2 Matters upon which the meeting is required to be convened in accordance with the Companies Law;

          60.3 Any matter requested by a Director or by the General Manager to be included in the agenda within a reasonable time (taking into account the nature of the matter) prior to the date of the meeting;

61.       NOTICES OF BOARD MEETINGS.

          61.1 Notice of a meeting of the Board shall be delivered to all its members at a reasonable time before the meeting, but not later than five (5) Business Days prior to the time set for any such meeting, unless all members of the Board or their Alternate Directors (as defined herein) or their representatives, agree on a shorter time period. Such notice shall be delivered personally, by mail, or transmitted via facsimile, electronic mail or through another means of communication, to the address, facsimile number, the electronic mail address or to an address where messages can be delivered through other means of communication, as the case may be, as the Director informed the Company in advance from time to time.

          61.2 A notice with respect to a meeting of the Board shall include the venue, date and time, the issues on its agenda and any other material information that the Chairman requests to be included in the notice with respect such meeting.

62.1 Any director may participate in a meeting of the Board by means of telephone or similar communication equipment whereby all of the directors participating in such meeting can hear each other and the directors participating in such manner shall deemed to be present in person at such meeting and shall be entitled to vote and be counted in a quorum accordingly. Such meeting shall be deemed to take place at the location specified in the notice of the meeting.

62.2 A resolution in writing signed by all Directors then in office and lawfully entitled to vote thereon (as conclusively determined by the Chairman) or to which all such Directors have given their consent (by letter, telegram, telex, facsimile, electronic mail or otherwise), or their oral consent by telephone (provided that a written summary thereof has been approved and signed by the Chairman), shall be deemed to have been unanimously adopted by a meeting of the Board duly convened and held.

                                 GENERAL MANAGER

63. The Board will appoint one or more persons as General Manager, carrying the title or titles of President, Chief Executive Officer
          (CEO) or Chief Operating Officer (COO). The Board may from time to time remove or discharge such person(s) from office (subject to the provisions of any agreement between any such person(s) and the Company) and appoint another or others in his, her or their place or places.

64. The Board may from time to time appoint one or more Vice Presidents for certain functions, to carry out duties delegated to such person(s) by the President, CEO or COO.

65. To the extent permitted by the Companies Law, the Board may from time to time confer upon and delegate to a President, CEO, COO or other officer, such authorities and duties of the Board as they may deem fit, and they may delegate such authorities and duties for such period and for such purposes and subject to such conditions and restrictions which they consider in the best interests of the Company, and they may delegate such authorities and duties without waiving the authorities of the Board with respect thereto and it may from time to time revoke, cancel and alter such authorities and duties in whole or in part.

66. Subject to any additional requirements of Companies Law the remuneration and compensation of a President, CEO, COO or other Office Holder, whether in the form of salary, share options or otherwise, shall be approved by the Board, subject to any further approvals as may be required by the Companies Law.

                         DIRECTOR'S ACTS AND AUTHORITIES

67. Without derogating from the provisions of Article 47 above, the supervision of the management of the business of the Company shall be vested in the Board, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company in a General Meeting. The authority conferred on the Board by this Article 67 shall be subject to the provisions of the Companies Law, these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in a General Meeting, provided however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board which would have been valid if such regulation or resolution had not been adopted.

68. Subject to the Companies Law, the Board may postpone meetings and otherwise regulate itself as it shall deem fit. The quorum for the dispatch of business by the Board shall be determined by the Directors and, if not so determined, shall be the majority of the Directors then holding office.

69.       VALIDITY OF ACTS DESPITE DEFECTS

          Subject to the provisions of the Companies Law, all acts done bona fide at any meeting of the Board, or of a committee of the Board, or by any persons(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there was no such defect or disqualification.

70.       CHAIRMAN

70.1      APPOINTMENT

          70.1.1 The Board shall choose one of its members to serve as the Chairman. Unless otherwise provided in the appointing resolution, the Chairman shall be appointed every calendar year at the first meeting of the Board held after the General Meeting in which Directors are elected.

          70.1.2 In the event that the Chairman ceases to serve as a Director, the Board, in its first meeting held thereafter, shall appoint one of its members to serve as a new Chairman who will serve in such position for the term set in the appointment resolution, and if no period is set, until the appointment of a new Chairman, as provided herein.

          70.1.3 In the event that the Chairman is absent from a meeting of the Board within fifteen (15) minutes of the time fixed for the meeting, or if the Chairman is unwilling to preside at the meeting, the Board shall appoint one of the Directors present to preside at the meeting.

71.       ROLES OF THE CHAIRMAN.

          71.1 The Chairman shall preside over meetings of the Board and shall sign the minutes of the meetings.

          71.2 In the event of deadlock vote, the Chairman shall not have an additional or casting vote.

          71.3 The Chairman is entitled, at all times, at his or her initiative or pursuant to a resolution of the Board, to require reports from the General Manager in matters pertaining to the business affairs of the Company.

          71.4 The Chairman shall not serve as the General Manager of the Company, unless the General Manager is appointed as Chairman in accordance with the provisions and subject to the limitations as set forth in the Companies Law.

          71.5      The Chairman shall not serve as a member of the Audit
                    Committee.

72. Any meeting of the Board at which a quorum is present shall have the authority to exercise all or part of the authorities, powers of attorney and discretion invested at such time in the Directors or regularly exercised by them.

73. Subject to the Companies Law, the Board may delegate its authorities in whole or in part to committees as it shall deem fit, and it may from time to time revoke such delegation. Any committee so created must, in exercising the authorities granted to it, adhere to all the instructions of the Board given from time to time and/or to the requirements of the Companies Law.

74.       Reserved.

75.       MINUTES.

75.1      The Board shall cause proper minutes to be kept of the following:

          (a) the names of all the Directors present or participating at any meeting of the Board and at any meeting of a committee of the Board;

          (b) all proceedings and resolutions of General Meetings of the Company, Board meetings and committees of the Board meetings.

          Any Minutes as aforesaid, if purporting to be signed by the Chairman of such meeting or by the Chairman of the next succeeding meeting, shall be accepted as prima facie evidence of the matters therein recorded.

                                INTERNAL AUDITOR

76.       INTERNAL AUDITOR.

76.1 The Board shall appoint an internal auditor to the Company in accordance with the proposal of the Audit Committee and with the provisions of the Companies Law. The internal auditor shall report to the Chairman, the General Manager and the chairman of the Audit Committee, all to the extent required by Law.

76.2 The internal auditor shall file with the Board a proposal for an annual or other periodic work plan, which shall be approved by the Board, subject to any changes it deems appropriate.

                             SHAREHOLDERS REGISTERS

77.1 Subject to, and in accordance with, the provisions of the Companies Law, the Company shall cause a Register to be kept at any place in Israel and may cause a copy of the Register to be kept outside Israel as the Board may deem fit. Subject to all applicable legal requirements the Board may from time to time adopt such rules and procedures as it may deem fit in connection with the keeping of such Registers. In addition to the Register, the Company shall also keep a Register of Substantial Shareholders to the extent as may be required by the Companies Law.

77.2 Subject to the Applicable Laws, the Company shall be entitled to destroy: (i) all instruments or transfer of shares and all other documents on the faith of which entries are made in the Register at any time after the expiration of seven (7) years from the date of registration of the same; (ii) all dividends mandates and notifications of change of name or address at any time after the expiration of two years from the date of recording; (iii) all share certificates which have been cancelled at any time after the expiration of one (1) year from the date of cancellation thereof. If the Company destroys the document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant it shall be conclusively be presumed in favor of the Company that every instrument, document or certificate so destroyed was a valid and effective instrument, document or certificate duly and properly registered in accordance with the recorded details of the books or records of the Company. Nothing in this Article shall construed as imposing upon the Company any liability in respect to the destruction of any instrument, document or certificate at an earlier date than that provided above or if the requirements of good faith and/or notice are not met.

                                    SECRETARY

78. The Board may from time to time appoint a secretary to the Company as it deems fit, and may appoint a temporary assistant secretary who shall act as an assistant secretary for the term of the appointment. The compensation of the secretary shall be as may be determined by the Board from time to time.

                               RIGHTS OF SIGNATURE

79.       SIGNATURE RIGHTS, SEAL.

          (a) Authorization to sign on behalf of the Company and thereby bind it shall be made and granted from time to time by the Board. The Company shall be bound by the signature of the aforesaid appointees if appearing together with its stamp or printed name.

          (b) The Company may maintain one or more official stamps or seals the use of which shall be authorized by the Board. The official stamps or seals of the Company shall only be used by such persons duly authorized by the Board to utilize such stamps or seals from time to time.

                                    DIVIDENDS

80. Subject to any preferential, deferred, qualified or other rights, privileges or conditions attached to any Special Preferred Shares with regard to dividends, the profits of the Company available for dividend and resolved to be distributed shall be applied in payment of dividends upon the shares of the Company in proportion to the amount paid up or credited as paid up per the nominal value thereon respectively. Unless not otherwise specified in the conditions of issuance of the shares, all dividends with respect to shares which were not fully paid up within a certain period, for which dividends were paid, shall be paid proportionally to the amounts paid or credited as paid on the nominal value of the shares during any portion of the abovementioned period. The Board may deduct from any dividend or any distribution payable to any shareholder all amounts due at the time of such distribution or dividend due from such shareholder to the Company on the account of calls or otherwise in relation to the shares of the Company.


81. The Board may declare a dividend or other form of permissible distribution to be paid to the shareholders according to their rights and interests in the profits, and may subject to the provisions of the Companies Law, fix the record date for eligibility and the time for payment.

82. The Directors may from time to time pay to the shareholders on account of the next forthcoming dividend such interim dividends as, in their judgment, the position of the Company justifies.

83. A transfer of shares shall not pass the right to any dividend declared thereon after such transfer and before the registration of the transfer.

84. Notice of the declaration of any dividend, whether interim or otherwise, shall be given to the holders of registered shares in the manner hereinafter provided.

85. Unless otherwise directed by the Board or required by the Applicable Laws, any dividend may be paid by check, bank transfer or warrant, sent through the post to the registered address of the shareholder or person entitled or, in the case of joint registered holders, to that one of them first named in the Register in respect of the joint holding. Every such check shall be made payable to the order of the person to whom it is sent. The receipt by the person whose name, at the date of the declaration of the dividend, appears in the Register as the owner of any share or, in the case of joint holders, of any one of such joint holders, shall be a good discharge to the Company of all payments made in respect of such share. All dividends unclaimed for one year after having been declared may be invested or otherwise used by the Directors for the benefit of the Company until claimed. No unpaid dividend or interest shall bear interest as against the Company. Any dividend or distributions remaining unclaimed for a period of more than seven years after being declared shall be forfeited and revert to the Company.

86. The Board may determine to the extend permitted by the Companies Law that, a dividend may be paid, wholly or partly, by the distribution of specific assets of the Company or by distribution of paid-up shares, debentures or debenture stock or any other securities of the Company or of any other companies or in any one or more of such ways in the manner and to the extent permitted by the Companies Law.

                             PROHIBITED DISTRIBUTION

87.

          (a) In the event that the Company makes a prohibited distribution as defined in the Companies Law, then the shareholder must return to the Company such distribution, unless the shareholder did not know and did not need to know that the distribution was a prohibited distribution.

          (b) It is assumed that a shareholder in the Company, who at the time of the distribution is not a Director, General Manager or controlling shareholder of the Company, did not know and did not need to know that the distribution carried out was a prohibited distribution.

88. In the event that the Company carried out a prohibited distribution, then Director at the time of the distribution shall be deemed to have committed breach of his or her fiduciary duty to the Company, unless the Director can prove one of the following:

          (1) that the Director opposed the prohibited distribution and took all reasonable steps to prevent it;

          (2) that the Director exercised reasonable reliance on information under which - had it not been misleading - the distribution would have permitted;

          (3) that under the circumstances the Director did not know and did not need to know of the distribution.

89.       ACQUISITION OF SHARES/CAPITALIZATION OF PROFITS.

89.1 The Company is entitled to acquire or to finance an acquisition, directly or indirectly, of shares of the Company or securities convertible or exercisable into shares of the Company, including incurring an obligation to take any of these actions, subject to the fulfillment of the conditions of a permitted distribution under the Companies Law. In the event that the Company so acquires any of its shares, any such share shall become a dormant share, and shall not confer any rights, so long as it is held by the Company.

89.2 A subsidiary or another company controlled by the Company is entitled to acquire or finance an acquisition, directly or indirectly, of shares of the Company or securities convertible or exercisable into shares of the Company, or incur an obligation with respect thereto, to the same extent that the Company may make a distribution, subject to the terms of, and in accordance with the provisions of the Companies Law. In the event a subsidiary or such controlled company so acquires any of the Company's shares, any such shares shall not confer any voting rights, so long as they are held by such subsidiary or by such controlled company.

89.3 CAPITALIZATION OF PROFITS. Subject to the Applicable Laws, the Company may from time to time resolve that any sum, investment or property ("Retained Funds") not required as a source for payment of fixed preferential dividends and (a) standing credited at that time to any fund or to any reserve liability account of the Company, including also premiums received from issuance of shares, debentures, or (b) being net profits not distributed and remaining in the Company, shall be capitalized, and that such investment sum or property be released for distribution and be distributed as capital among the shareholders according to the proportion to which they would be entitled if such amount were distributed as dividends, in the manner so directed by such resolution. The Board shall use such Retained Funds, according to such resolution, for the full payment of such shares of the Company's capital not issued to the shareholders and to issue such shares and to distribute them as fully paid up shares among those shareholders according to their pro rata shareholdings or to be used for the full payment of shares to be issued upon the exercise of warrants (cashless) basis. The Board may also use such Retained Funds in any other manner permitted by such a resolution. If any difficulty shall arise with respect to such a distribution the Board may allocate the distribution as it deems desirable and shall be permitted to determine the value of the Retained Funds for the purpose of such distribution of all fully paid up shares, to pay money to any such shareholder according to the value determined in this manner in order to coordinate and adjust the shareholders' rights. The Board shall also be permitted to determine that fractional amounts of less than NIS 1 shall not be taken into account in order to adjust the rights of all parties, to give all such shares, cash or property to trustees to hold in escrow for such persons entitled to part of such distribution in accordance with and against such security as the Board shall so determine from time to time.

                                    ACCOUNTS

90. The Board shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law. Such books of account shall be kept at the Registered Office, or at such other place or places as the Board may think fit, and they shall always be open to inspection by all Directors. No shareholder not being a Director shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorized by the Board.

91. At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

92. The appointment, authorities, rights and duties of the Auditor(s) of the Company shall be regulated by the Applicable Laws.


                                     NOTICES

93. A notice or any other document may be delivered by the Company to a shareholder either personally or by sending it by prepaid mail in Israel (by air mail if sent to a place outside Israel, other than the U.S. or Canada, or by first class mail if sent within the U.S. or Canada) addressed to such shareholder at the shareholder's address as reflected in the Register or such other address as the shareholder may have designated in writing for the receipt of notices and other documents. Any written notice or other document shall be deemed to have been delivered forty-eight (48) hours after it has been mailed (four (4) days if sent to a place or mailed at a place outside of Israel from Israel, or forty-eight (48) hours if sent within the U.S. or Canada), or when actually received by the addressee if sooner than forty-eight (48) hours or four (4) days, as the case may be; provided however, that such notice or other document mentioned above may be sent by facsimile or by electronic means and followed by mail as aforesaid, and such notice shall be deemed to have been given the first day after such facsimile or electronic message has been sent or when actually received by such shareholder, whichever is earlier. If a notice is in fact, received by the addressee, the notice shall be deemed to be duly delivered to the shareholder when received, notwithstanding that the notice or document was defectively addressed or failed in some respect to comply with the provisions of this Article.

(b) All notices to be given to the shareholders shall, with respect to any shares to which persons are jointly entitled, be given to whichever of such persons is named first in the Register, and any notice so given shall be sufficient notice to the holders of such shares.

(c) Any shareholder whose address not included in the Register, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

(d) Any notice or other document delivered to any shareholder in accordance with these Articles shall be deemed to be duly served or sent in respect of any shares held by the shareholder (either alone or jointly with others) in the event of the death or bankruptcy of the shareholder until such time as a successor, administrator or heir is registered in the Register in place of the aforesaid shareholder.

(e) Where a given number of days' notice, or notice extending over any period, is required to be given, the day the notice is sent shall be counted in such number of days or other period.

            INSURANCE, INDEMNIFICATION AND RELEASE OF OFFICE HOLDERS

94.       INSURANCE OF OFFICE HOLDERS.

94.1 The Company may, to the extent permitted by the Companies Law, enter into a contract for the insurance of the liability of an Office Holder of the Company, in respect of a liability imposed on him or her as a result of an act done by him or her in his or her capacity as an Office Holder of the Company, in any of the following:

  94.1.1. a breach of his or her duty of care to the Company or to another person;

  94.1.2. a breach of his or her duty of loyalty to the Company, provided that the Office Holder acted in good faith and had reasonable grounds to assume that such act would not harm the Company;


  94.1.3. a financial liability imposed on him or her in favor of another person.


95.       INDEMNIFICATION OF OFFICE HOLDERS.

95.1 The Company may, to the extent permitted by the Companies Law, indemnify an Office Holder of the Company for liability or expense he or she incurs as a result of an act done by him or her in his or her capacity as an Office Holder of the Company, as follows:

          95.1.1. a financial liability imposed on him or her in favor of another person by a court judgment, including a settlement judgment or an arbitrator's award approved by a court;

          95.1.2. reasonable litigation expenses, including attorneys' fees, expenses by an Office Holder or charged to him or her by a court, in a proceeding filed against him or her by the Company or on its behalf or by another person, or in a criminal charge from which he or she was acquitted, or in a criminal charge of which he or she was convicted of a crime which does not require a finding of criminal intent.

95.2. The Company may indemnify an Officer Holder of the Company pursuant to this Article 95 retrospectively, or may also undertake in advance to indemnify an Office Holder of the Company, provided the undertaking is limited to events of a kind which the Board believes can be anticipated at the time of such undertaking, and in an amount that the Board determined is reasonable under the circumstances.

96.       RELEASE OF OFFICE HOLDERS.

          The Company may, to the extent permitted by the Companies Law, release an Office Holder of the Company, in advance, from his or her liability, in whole or in part, for damages resulting from the breach of his or her duty of care of the Company.

97.       GENERAL.

          The provisions of Articles 94, 95 and 96 above are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification and/or release from liability in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, or in connection with any Office Holder to the extent that such insurance and/or indemnification and/or release from liability is permitted under the Law.

                                   WINDING-UP

98. In the event that the Company is wound up, whether voluntarily or otherwise, the liquidators may, subject to the provision of any of the Applicable Laws, divide among the shareholders in specie any part of the assets of the Company and may, with like sanction, vest any part of the assets of the Company in trustees upon such trusts, for the benefit of the shareholders, as the liquidators with like sanction shall think fit.

99. The Company purpose is to operate according to business considerations with the general goal of producing profits and among the considerations may also be taken into account the interests of its creditors, its employees and the public interest. The Company may also contribute a reasonable amount to worthy causes even if the contribution does not meet the framework of the aforesaid business considerations.

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